01 MAR 29 AM 9:27
FILED
SECRETARY OF STATE
TALLAHASSEE

ARTICLES OF INCORPORATION
OF
American First Financial Inc.

The undersigned incorporator, hereby makes, subscribes, acknowledges and files with the Secretary of State of the State of florida these Articles of Incorporation for the purpose of forming a coporation for profit under the Florida Business Corporation Act and in accordance with the laws of the State of Florida, hereby adopts the following Articles of Incorporation.

ARTICLE I

The name of this corporation shall be . American First Financial Inc. the effective date of incorporation shall be March 27, 2001.

ARTICLE II

The general nature of the busines or businesses to be conducted by this corporation, together with and in addition to those powers conferred by the laws of the State of Florida upon coporations organized under and by virtue of the laws of Florida shall be as follows:

(a) To operate various business ventures within the State of Florida.

(b). To buy, sell, deal in, lease, hold or improve real estate and the fixtures and personal property incident thereto.

(c) To borrow money and contract debts necessary for the transaction of tis coporate rights.

(d) To apply and qualify to carry on the general nature of business or businesses as authorized by this corporate charter and/or any amendments in any state of the United States of America.

(e) To do all and anything necessary and proper for the accomplishment of the objectives aenumerated in its Articles of Incorporation or amendments thereof or necessary or incidental to the protection or benefit of the coporation and, in addition to the specific powers enumerated herein, to have any and all rights, powers and privileges which are granted to corporations incorporated under the laws of the State of Florida and in that connection to carry on any lawful business necessary or incidental to the attainment of the objectives of the corporation, whether such business is similar in nature to the objectives set forth in the Articles of Incorporation or any amendment thereof.

ARTICLE III

The capital stock of the corporation shall be divided into 5,000,000 shares of common stock with par value of $ .05per share, and each share shall entilte the holder to vote at any meeting of the stockholders.

ARTICLE IV

This corporation shall have perpetual existance.

ARTICLE V

The principal offices of the corporation shall be located at 601 Cleveland Street Suite 370 Clearwater,Fl.33755and its mailing address is the same, but the corporation shall have the power to establish branch offices and other places of business at such other places within or without the State of Florida as may be determined and deemed expedient by the Directors.

ARTICLE VI

This corporation shall have one (1) director initially. The names and addresses of the inital directors are as follows: J.R. Stirling
601 Cleveland Street
Suite 370
Clearwater, Fl. 33755

ARTICLE VII

The name and address of the initial registered agent is:
J.R. Stirling
601 Cleveland Street
Suite 370
Clearwater,Fl 33755

and the officers of said corporation who shall hold office untill their successors are elected shall be as follows:

President J.R. Stirling

Secretary/Treasurer J.R. Stirling

ARTICLE VIII

The power to adopt, alter, amend or repeal bylaws shall be vested in the Board of Directors.

ARTICLE IX

The name and address of the incorporator to these Articles of Incorporation is:

J.R. Stirling
601 Cleveland Street
Suite 370
Clearwater, Fl 33755

The undersigned has executed these Articles of Incorporation this 27 day of March, 200

President
Signature/Title

CERTIFICATE OF DESIGNATION

REGISTERED AGENT/REGISTERED OFFICE

PURSUANT TO THE PROVISIONS OF SECTIONS 607.0501 or 617.0501, FLORIDA STATUTES, THE UNDERSIGNED CORPORATION, ORGANIZED UNDER THE LAWS OF THE STATE OF FLORIDA, SUBMITS THE FOLLOWING STATEMENT IN DESIGNATING THE REGISTRED OFFICE/AGENT, IN THE STATE OF FLORIDA.

1. THE NAME OF THE CORPORTATION IS:

   American First Financial Inc.

2. THE NAME AND ADDRESS OF THE REGISTERED AGENT AND OFFICE IS;

   J.R.Stirling
   601 Cleveland Street
   Suite 370
   Clearwater, Fl. 33755

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUITIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATION OF MY POISTION AS REGISTERED AGENT.

SIGNATURE ____________________

DATE March 27, 2001